Rule 17j-1 and Rule 204A-1

STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS

ADOPTED BY

NORTHWESTERN MUTUAL SERIES FUND, INC.

MASON STREET ADVISORS, LLC

(As of July 2, 2007)

I.	Introduction

Investment companies, investment advisers and their officers, directors, employees and affiliated persons face inherent conflicts of interest when they trade in securities for their own accounts. They have access to information about their client’s securities transactions, which they can exploit for their own benefit.

Rule 204A-1 under the Investment Advisers Act (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act (the “1940 Act”) require each SEC-registered investment adviser and each SEC-registered investment company to adopt written codes of ethics containing provisions reasonably necessary to prevent employees and certain other persons from engaging in personal trading in violation of these Rules, and to maintain records, use reasonable diligence, and adopt and implement procedures as reasonably necessary to prevent, detect and correct violations. It is unlawful to engage in personal securities transactions in violation of these Rules, general antifraud rules under the federal and state securities laws and fiduciary duties owed to clients.

This Statement of Policy on Personal Securities Transactions (“Statement”), which is designed to ensure that personal securities transactions do not violate applicable law and fiduciary duties, has been adopted by (i) Northwestern Mutual Series Fund, Inc. (SF), as an SEC-registered investment company (the “Fund”) and (ii) Mason Street Advisors, LLC (MSA) as an SEC-registered investment adviser and as investment adviser to the Fund (all collectively the “Companies”).

This Statement applies to Access Persons as defined under Rule 204A-1 and Rule 17j-1 (see Definitions below). Access Persons are responsible for reading, understanding and observing the Statement, keeping in mind that the interests of the Fund and other MSA Clients must be placed first even in a circumstance that is not covered by a specific provision. Access Persons are responsible for reporting violations of the Statement to Michael Zielinski, Chief Compliance Officer for the Companies (the “CCO”). All reports shall be treated confidentially to the extent permitted by applicable law, and investigated promptly and appropriately. Alternatively, reports may be submitted through the Ethics Resource Center of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) to help ensure anonymity. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Statement.

Questions concerning the Statement and requests for further information and related forms and procedures should be directed to Michael Zielinski (or his designee).

II.	Definitions

“Access Person” under Rule 17j-1 means:

1. Each director of MSA and of the Fund (including each Independent Fund Director);

2. Each officer of MSA and of the Fund;

3. Each employee of MSA and of the Fund; and

4. Each director, officer, and employee of Northwestern Mutual and of any other company in a control relationship with MSA or the Fund who

(i) in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by the Fund; or

(ii) whose functions relate to the making of any recommendations with respect to such purchases or sales.

“Access Person” under Rule 204A-1 means:

1. Each director of MSA;

2. Each officer of MSA;

3. Each employee of MSA; and

4. The following other individuals:1

(i) Each person who provides investment advice on behalf of MSA and is subject to the supervision and control of MSA; and

(ii) Each person occupying a similar status or performing similar functions to an officer or director of MSA.

“Access Person” may also include any other persons who the CCO determines to treat as Access Persons because of their status, the functions they perform or the information they obtain.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan, stock purchase plan, investments by payroll deduction and pre-set systematic

[1]	Currently, no such persons have been identified that are not also officers, directors or employees of MSA.

re-balancings, exchanges, purchases and withdrawals, but does not include transactions that override any such program or non-systematic transactions.

“Beneficial Ownership” shall have the same meaning as under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of Section 16 of that Act, except that the determination of direct or indirect Beneficial Ownership shall apply to all Reportable Securities which an Access Person has or acquires.

A person has Beneficial Ownership if he or she, directly or indirectly, through any contract, arrangement, understanding, or relationship has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction or security. Examples include:

•	Securities held by members of an Access Person’s Immediate Family

•	Interests in securities held in trust, which are either beneficial interests or interests representing investment control;

•	Exercise, conversion or dividend rights; and

•	A general partner’s proportionate interest in portfolio securities held by a general or limited partnership.

An Access Person shall not be deemed to have Beneficial Ownership in portfolio securities held by a corporation or similar entity in which he or she owns securities if he or she is not a controlling shareholder and he or she does not have or share in investment control over the portfolio. For example, Beneficial Ownership would not exist with respect to an individual who is a trustee of a trust, but neither has investment discretion nor is a grantor or trust beneficiary.

An Access Person shall not be deemed to beneficially own securities held by his/her minor children unless the Access Person or a member of his or her Immediate Family has the ability to influence, direct or control the investments of his/her minor children.

“Client” has the meaning for MSA as it determines from time to time consistent with the Advisers Act but, in general, means any person for whom MSA provides investment advisory services for compensation.

“Control” shall have the same meaning as that set forth in section 2(a)(9) of the 1940 Act.

“Exchange Traded Funds (“ETFs”)” shall mean a registered investment company that operates pursuant to an order from the SEC exempting it from certain provisions of the Investment Company Act so that the ETF may issue securities that trade in a secondary market. ETFs include those organized as open-end investment companies and those organized as unit investment trusts.

“High Quality Short-Term Debt Instrument” shall mean any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

“Immediate Family” generally means any relative by blood or marriage living in the individual’s household, any domestic partner or other minor child residing in his or her household and, whether or not living in the individual’s household, any other relative with respect to whose investments the individual has influence or control.

“Independent MSA Director” means MSA directors that are not officers or employees of MSA or officers, directors or employees of any affiliated person of MSA.

“Independent Fund Director” means a member of the Board of Directors of the Fund who is not an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

“Initial Public Offering” means a registered offering under the Securities Act of 1933, where the issuer, immediately before the registration, was not subject to the reporting requirements of the Securities Exchange Act of 1934. This term does not include secondary public offerings.

“Investment Person” means an Access Person who makes, or participates in making, decisions regarding the purchase or sale of securities by or on behalf of any Client and any person who directly assists in the process. Investment Persons include portfolio managers, assistant portfolio managers, research analysts, traders, and other individuals designated by the CCO.

“Limited Offering” means an offering exempt from registration under specific private offering and investor exemptions provided in the Securities Act of 1933. Such investments are commonly referred to as private placements.

“Reportable Fund” means any registered investment company under the 1940 Act (other than a money market fund) for which MSA serves as investment adviser or sub-adviser or whose investment adviser or principal underwriter Controls MSA, is Controlled by MSA or is under common Control with MSA. See Appendix A for a list of such companies.

“Reportable Securities” means the same as the term used in Rule 204A-1, and includes any common stock, preferred stock, closed end- investment company, Reportable Fund, debt securities, futures contracts and options on futures contracts relating to any stock, bond or index, and any other investment contract or other instrument that is considered a “security” under Section 202(a)(18) of the Advisers Act. “Reportable Securities” also include ETFs. However, the term does not include the following:

•	Direct obligations of the U.S. Government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments, including short term municipal bonds and repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds other than Reportable Funds and ETFs[2]; and

[2]	Transactions and holdings in shares of closed-end investment companies, ETFs and offshore funds are reportable regardless of affiliation.

•	Shares issued by unit investment trusts (other than ETFs) that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

III.	Prohibited And Limited Transactions

A. Initial Public Offerings

Investment Persons are not permitted to acquire, directly or indirectly, securities in an Initial Public Offering. Securities in such offerings may be purchased or received, however, when an individual has an existing right to do so based on his or her status as an investor or similarly situated party or the security is acquired in connection with a reorganization or otherwise involves no investment discretion on the part of the recipient, except in connection with the exercise of voting or similar rights. Such situations must be brought to the attention of the CCO when applicable.

All other Access Persons (except Independent Fund Directors) are required to obtain approval from the CCO before they acquire securities in an Initial Public Offering. Approval shall be obtained by following the Pre-Clearance Procedures set forth elsewhere in this Statement, or as otherwise directed by the CCO.

B. Limited Offerings

Access Persons (except Independent Fund Directors) are required to obtain approval from the CCO or his designee before they acquire, directly or indirectly, securities in a Limited Offering. Approval shall be obtained by following the Pre-Clearance Procedures set forth elsewhere in this Statement, or as otherwise directed by the CCO.

C. Excessive Trading of Mutual Fund Shares

Access Persons are expected to abide by trading restrictions imposed by a mutual fund that are described in its prospectus. Additionally, Access Persons (except Independent Fund Directors) are required to hold shares of a Reportable Fund (which is defined to exclude money market funds) that are purchased for the lesser of a calendar month or thirty (30) calendar days, including the date of purchase and date of sale. This holding period does not apply to transactions effected pursuant to an Automatic Investment Plan, but does apply to all non-systematic transactions such as periodic re-balancing.

NOTE: The following provisions D through F describe prohibited investment activities, but they do not apply to personal securities transactions of Access Persons that are effected pursuant to Automatic Investment Plan (with the exception of the initial Automatic Investment Plan transaction and transactions that override any such program). Additionally, personal securities transactions of Access Persons are not implicated under these provisions if the Fund or other Client transaction in question is effected in response to programmed trading designed, for example, to align the Fund’s or other Client’s investment portfolio with the performance of a market index. Access Persons are reminded, however, that obtaining pre-clearance for a transaction as required under this Statement does not relieve them from conducting their personal securities transactions in full compliance with the provisions of this Statement and applicable law, including compliance with the prohibitions on the following investment activities.

D. Front-Running

The term “front-run” means knowingly trading before a contemplated transaction by a Client, whether or not the Access Person’s trade and the Client’s trade take place in the same market in order to take advantage of, or avoid changes in, market prices effected by Client transactions in a Reportable Security. An Access Person is prohibited from front-running.

E. Scalping

An Access Person is prohibited from purchasing (or selling short) a Reportable Security (or its economic equivalent) with the intention of recommending that the security be purchased (or sold) for a Client for the purpose of supporting or increasing (or protecting) the price of the security for the benefit of the Access Person, rather than the benefit of the Client. This activity, referred to as “scalping” is prohibited whether or not an Access Person realizes a profit from the subject transaction.

F. Blackout Periods

An Access Person is prohibited from engaging in a transaction in a Reportable Security which such person knows or should have known at the time there to be pending, on behalf of any Client, a “buy” or “sell” order in that same security. The existence of recent Client trades and pending orders will be checked as part of the Pre-Clearance Process described in Section V. hereof, and pre-clearance may be denied if the CCO determines it is inconsistent with the best interests of any Client.

G. Limit Orders.

Access Persons that are subject to the pre-clearance provisions of this Statement generally should avoid placing “good until cancelled” orders or any limit orders other than a “same-day” limit order. Such orders are difficult to pre-clear and can cause inadvertent pre-clearance violations.

H. Insider Trading

Access Persons are reminded that they are prohibited from trading, either personally or for the accounts of the Fund or other Clients, on material non-public information or communicating material non-public information to others in violation of the law. Access Persons are responsible for ensuring they are in compliance with any insider trading policies and procedures that may be applicable to them, including MSA’s Policy Statement on Insider Trading and Northwestern Mutual’s Guidelines for Business Conduct.

I. Hedge Funds, Investment Clubs and Partnerships

Access Persons (except Independent Fund Directors) are not permitted to participate in hedge funds, investment clubs, partnerships or other similar investment vehicles unless approved in advance by the CCO (or his or her designee). Any approval will be conditioned upon the person providing a written certification that he or she does not and will not have any direct or indirect influence or control over trading for such vehicle, or alternatively, subjecting all the underlying securities trading in the vehicle to the Statement, including the Statement’s pre-clearance and reporting requirements.

IV.	Reporting Requirements

A. Exemptions

1. Non-Influence and Non-Control Accounts. The reporting requirements of this Section do not apply to Reportable Securities held in an account over which an individual has no direct or indirect influence or control. Individuals wishing to exempt accounts over which they have no direct or indirect influence or control must obtain advance approval from the CCO. Any approval will be conditioned upon providing an initial and annual written certification that he or she does not have any direct or indirect influence or control over the account.

2. Independent Fund Directors. Unless otherwise requested by the CCO, Independent Fund Directors are not required to file Holdings Reports or Transaction Reports unless he or she knew or, in the ordinary course of fulfilling his or her official duties as the Fund director should have known that during the 15-day period immediately before or after the director’s transaction in a Reportable Security, the Fund purchased or sold the Reportable Security, or the Fund or its investment adviser considered purchasing or selling the Reportable Security.

B. Acknowledgement of Receipt Form; Annual Certification

Upon commencement of becoming an Access Person and annually thereafter, each Access Person is required to sign and submit a written certification acknowledging (i) receipt of a copy of this Statement; (ii) their compliance with the Statement since becoming an Access Person; and (iii) their agreement to comply with the Statement for as long as they are deemed to be an Access Person. Access Persons are also required to sign and submit a form acknowledging receipt of a copy of any amendments to the Statement.

C. Holdings Reports

Each Access Person is required to submit a report of all Reportable Securities he or she directly or indirectly holds Beneficial Ownership (i) no later than (10) days after becoming an Access Person and (ii) at least once each 12-month period thereafter on a date selected by the CCO. Holdings information must be current as of a date no more than 45 days prior to the date the individual becomes an Access Person for the initial report, and no more than 45 days prior to the date each subsequent annual report is submitted. Holdings in the Northwestern Mutual 401(k) Plan, and in the Northwestern Mutual Series Fund, Inc. that are effected in connection with variable life and variable annuity transactions, are not required to be reported to the extent the Access Person has authorized Northwestern Mutual to release such holdings information to the CCO.3

D. Transaction Reports

1. General. Within 30 days after the end of each calendar quarter, each Access Person is required to report all transactions in Reportable Securities during the quarter.4 This includes transaction in all Reportable Securities, including those exempt from pre-clearance under Section V.B.1 and V.B.2, but excluding transactions effected under an AIP (other than the initial AIP transaction and transactions that override any such program. Access persons are required to provide the reports to the CCO (or his or her designee) in such form and manner as he or she shall instruct.

2. Brokerage Confirms and Statements. MSA will seek to receive duplicate trade confirmations and quarterly statements directly from those brokers identified to MSA by the Access person pursuant to paragraph 5 below within 30 days from the end of each calendar quarter. If MSA’s compliance department is unable to obtain duplicate confirms and statements directly from the brokers, or if such confirms and statements do not contain all the information required to be reported by the Access Person, the Access Person will be required to provide this information to MSA’s CCO or his or her designee.

3. Northwestern Mutual 401(k) Plan and Variable Products. Transactions pursuant to Northwestern Mutual’s 401(k) Plan and transaction involving the investment options underlying Northwestern Mutual’s variable products (including those mutual funds identified on Appendix A) must be reported by the Access Person within 30 days after the end of each quarter. The Access Person may authorize Northwestern Mutual to provide the necessary information directly to MSA in satisfaction of the Access person’s reporting obligations.5 However, if he or she does not authorize Northwestern Mutual to provide the transaction information , the Access Person remains responsible for reporting.

4. Other Transactions. All other transaction in Reportable Securities must be reported by the Access Person. These may include, but are not limited to, transaction in retirement

[3]

Northwestern Mutual 401(k) plan and variable product transactions are reported to and maintained by Northwestern Mutual. Access Persons may authorize Northwestern Mutual to provide the required transaction and holdings information in lieu of providing it directly. The authorization may be revoked at any time by the Access Person.

[4]

The report must include the date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved, the nature of the transaction, k the price of the Reportable Security at which the transaction was effected, and the name of the broker, dealer or bank with or through which the transaction was effected, and the date the report is submitted by the Access Person.

[5]

Northwestern Mutual 401(k) plan and variable product transactions are reported to and maintained by Northwestern Mutual. Access Persons may authorize Northwestern Mutual to provide the required transaction and holdings information in lieu of providing it directly. The authorization may be revoked at any time by the Access Person.

accounts at former employers of the Access Person, transactions in retirement accounts at an existing or former employer of an immediate family member of the Access Person.

5. Brokerage Account Reporting Requirements. Within 10 days after becoming an Access Person, each Access Person (except independent Fund directors) must report all brokerage accounts in which any securities are held or pursuant to which transaction may be effected for the direct or indirect benefit of the Access Person. In addition, Access Persons (except independent Fund directors) must report, within 30 days after the end of each calendar quarter, any new accounts established during the quarter in which any securities were held during the quarter (or were otherwise established) for the direct or indirect benefit of the Access Person. The report must include the name of the broker, dealer or bank, the date the account was established, and the date the report is submitted by the Access Person.

V.	Access Person Pre-Clearance Requirements

Independent Fund Directors are exempt from all pre-clearance requirements. Independent MSA Directors must pre-clear transactions in Limited Offerings or Initial Public Offerings; however, such persons are exempt from all other pre-clearance requirements. All other Access Persons must pre-clear transactions in all Reportable Securities, except for those exempt from pre-clearance identified below.

A. Pre-Clearance Process

Access Persons are required to pre-clear a transaction by entering the transaction into the Protegent PTA (“PTA”) system available on the internet. The pre-clearance request will identify Limited Offerings or Initial Public Offerings and such requests will be routed to MSA’s CCO or his or her designee for his approval. Access Persons will be notified by the PTA system when approval has been granted.

B. Reportable Securities and Transactions Exempt from Pre-Clearance

The following Reportable Securities and Transactions are exempt from the pre-clearance requirements of this Section. (These transactions continue to be subject to the restrictions set forth in this Statement, including those enumerated in Section III.)

1. Reportable Funds. Transactions in Reportable Funds. A listing of such funds will be maintained on the Attached Appendix A.

2. Reportable Securities exempted from Pre-Clearance by the CCO.

•

Transactions of 500 shares or less in a company with a market cap of $5 billion or greater. (This exemption will not apply to MSA’s Large Cap team, Mid-Cap team or Equity Trading department. Such transactions still require pre-clearance.)

•	Transactions in municipal securities, providing these securities are no longer traded for MSA’s clients.

•

Reportable Securities whose value is based upon the value or changes in value of a broad-based market index (defined as an index consisting of 100 or more underlying securities) or whose value is based upon the value of a commodity.

•

MSA’s CCO or his or her designee may grant an exemption from pre-clearance for certain Reportable Securities if he or she determines that MSA Client transactions would be unlikely to have any material impact on the market price of the Reportable Security.

3. Non-Volitional Transactions. Reportable Securities that are acquired or disposed of without the Access Person’s discretion as to time or amount including, for example, (i) securities acquired through stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations generally involving all holders of the same class of securities, (ii) an involuntary sale as the result of a company exercising a call provision on its outstanding debt, and (iii) assignments of options or exercises of options at expiration, and (iv) exercises of in-the-money options by the Access Person’s brokerage firm on the day prior to expiration.

4. Dividend Reinvestments, Rights Issuances and Similar Plans. Acquisitions of securities through stock dividends and dividend reinvestment plans (“DRIPs”) and stock acquired through the exercise of rights that are issued pro rata to all holders of the same class of securities.

5. Employer Stock Option Plans. Transactions involving the exercise and/or purchase of securities pursuant to an employer stock option plan. Such plans may be applicable to persons subject to the Statement because the Access Person has Beneficial Ownership of their account. The sale of securities received from such plans must be pre-cleared.

6. Tender Offers for All Shares. Transactions pursuant to a bona fide tender offer made for any and all outstanding securities held by holders of the same class of securities. However, tender offers for less than all outstanding securities of a class must be pre-cleared.

7. Non-Influence and Non-Control Accounts. Transactions effected in Reportable Securities held in an account over which an individual has no direct or indirect influence or control. Individuals wishing to exempt accounts over which they have no direct or indirect influence or control must obtain advance approval from the CCO. Any approval will be conditioned upon providing an initial and annual written certification that he or she does not have any direct or indirect influence or control over the account.

8. Charitable Donations of Reportable Securities. Transactions in Reportable Securities that are gifted to charitable organizations are exempt from all trading restrictions, subject to CCO approval.

9. ETFs. Transactions in ETFs.

C. Pre-Clearance Standards.

1. General. Trades will only be pre-cleared if it is determined that, considering all of the facts and circumstances, the transaction is not inconsistent with the provisions of this Statement. Pre-clearance requests must be submitted on such form and in such manner as the CCO shall direct and shall be reviewed against recent and pending executed transactions, open orders and current investment recommendations for Clients.

No individual authorized to pre-clear transactions may pre-clear a transaction involving a Reportable Security in which he or she has Beneficial Ownership.

2. Compliance with Insider Trading Policies. In connection with requesting pre-clearance of a personal securities transaction, Access Persons are reminded of their obligation to adhere to applicable Company and Northwestern Mutual policies with respect to material and non-public information.

3. Duties of Investment Persons. A security shall be considered to be recommended when a buy or sell recommendation is made by an Investment Person for a Client’s account, or such recommendation is under active consideration by an Investment Person. An Investment Person may not fail to make a recommendation to a Client in order to avoid limitations on or conflicts with regard to his or her personal securities transactions.

4. Seven-Day Blackout Period. Clearance will not usually be given for any personal transaction in a Reportable Security that is proposed to be effected during the seven calendar day period after either an investment recommendation is made for a Client’s account with respect to the same security (or securities convertible into the security) or a buy or sell order for a Client’s account is executed or while a Client order is pending for that security (or securities convertible into the security) (“Seven-Day Blackout Period”). However, pre-clearance may be granted to sell such a security during the Seven-Day Blackout Period provided the security has been disposed of first for all Clients intending to sell such securities. Additionally, Client trades executed within seven days after a personal transaction is effected will be subject to review, and the CCO reserves the right to take any action with respect to such personal transactions that he determines appropriate to help ensure that Client interests are not undermined by the personal investment activities of Access Persons, including the actions discussed in Section VI.F. of this Statement.

The Seven-Day Blackout Period shall not apply:

(i) If the Access Person’s transactions amount to 500 shares or less (or equivalent derivatives) in the common stock of a company with a market capitalization of $5 billion or more at the time of the transaction. These diminimus transactions are subject to the limitations in Section III above

(including the black-out period specified there), are subject to reporting in accordance with Section IV above, and may be exempt from pre-clearance for many Access Persons as provided in Section V(b)(2) above. In addition, Access Persons are reminded that they may not knowingly trade parallel to or against a Client in a Reportable Security at any time or in any amount.

(ii) To transactions in Client accounts that are effected by a third party adviser (or sub-adviser) of which an Access Person has no knowledge.

(iii) To transactions in Client accounts that are effected in response to programmed trading designed, for example, to align a Client’s investment portfolio with the performance of a market index.

5. Approval Period. Generally, a pre-clearance is good until the close of the business/trading day following the day clearance is granted; provided, however, the CCO or his designee may shorten or rescind any approval if he or she determines it is appropriate to do so. It is necessary to re-request pre-clearance for transactions that are not executed within the approval period.

VI.	Administration, Recordkeeping and Enforcement

A. Compliance Training Program and Supervisory Procedures

MSA’s CCO is responsible for developing a compliance training program designed to ensure that all personnel who are subject to the Statement are furnished a copy of the Statement and have read and understand their responsibilities under it. In addition, MSA’s CCO is responsible for developing written compliance supervisory procedures that are reasonably designed to prevent, detect and correct violations of the Statement. MSA’s CCO is also responsible for ensuring that the compliance training program and procedures are kept current and personnel are informed of material changes and re-trained as needed.

All individuals subject to the Statement are required to participate in all compliance training programs that MSA’s CCO determines are mandatory for them to attend.

B. Approval and Annual Review of Statement

Adoption of the Statement by each of the Companies shall be in accordance with their bylaws and other governing instruments. In addition, the Fund’s board of directors, including a majority of the Independent Fund Directors, must approve, in accordance with the provisions of Rule 17j-1 of the 1940 Act, this Statement, any material changes to the Statement and policies and procedures reasonably designed to enforce its provisions and prevent violations, all as they relate to the Fund’s and to MSA in its capacity as the Fund’s investment adviser. The CCO or his designee shall review, at least annually, the adequacy of the Statement and the effectiveness of its implementation.

C. Interpretations and Waivers

As to each Company, the Chief Compliance Officer, to the extent he or she is vested individually or jointly with the necessary discretion and authority, may interpret issues and waive or except compliance with provisions of the Statement if he or she finds that such interpretation, waiver or exception (i) is necessary to alleviate undue hardship, in view of unforeseen circumstance, or is otherwise appropriate under the facts and circumstances; (ii) is not inconsistent with the purposes and objectives of the Statement; (iii) will not adversely affect the interests of any Clients, the Companies or their affiliates; and (iv) will not result in a transaction or conduct that would violate applicable law, regulations or fiduciary principles. Any waiver, exception or interpretation shall be in writing stating the basis therefore, and shall be maintained with the books and records of the Company.

D. Reporting to Fund Board and Senior Management; Annual Certification

Consistent with the provisions of Rule 17j-1 of the 1940 Act, the Chief Compliance Officers of the Fund and MSA in its capacity as the Fund’s investment adviser, shall provide a written report, at least annually, to the Fund’s board of directors that describes any issues arising under the Statement as it applies to the entity and any related procedures since the last such report including, but not limited to, information about material violations and sanctions imposed in response thereto, and any waivers or exceptions during the reporting period of provisions of the Statement that might be considered important by the board. Similar reporting shall be made by MSA’s Chief Compliance Officer to MSA senior management.

In addition, the Chief Compliance Officer of the Fund and MSA shall also certify annually in writing that the entity has adopted procedures reasonably necessary to prevent Access Persons from violating the Statement.

E. Reporting of Violations of the Statement

Access Persons subject to the Statement are required to report promptly to the CCO violations of the Statement, including, but not limited to, pre-clearance and reporting violations. All reports shall be treated confidentially to the extent permitted by applicable law, and investigated promptly and appropriately. Alternatively, reports may be submitted through the Ethics Resource Center of Northwestern Mutual to help ensure anonymity. This is in addition to any reporting obligations that Access Persons may have under other policies or any voluntary reporting of information to the Ethics Resource Center. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Statement.

F. Violations of the Statement

Compliance with the Statement is a condition of employment for each Access Person, and any violation of the Statement may result in disciplinary action including, but not limited to warnings, fines, disgorgements, suspensions, demotions, and termination of employment or other association with a Company or any of its affiliates. In addition to these sanctions, violations may result in referral to civil or criminal authorities.

If a violation or potential violation of the Statement by an individual comes to the attention of the CCO, he shall be required to investigate the matter, which may include a meeting with the individual, if appropriate. Upon completion of the investigation, the CCO may confer with others if appropriate or required in order to determine whether and what type of remedial action should be taken. If disgorgement is required as a result of a violation, the proceeds shall be donated to the Northwestern Mutual Foundation, unless the violation resulted from personal trades that directly conflicted with those of Clients, in which case the proceeds shall be paid directly to such Clients.

G. Recordkeeping.

1. Records under the Advisers Act. The CCO shall ensure that the following records pertaining to the Statement are maintained.

•	A copy of the Statement and any amendments thereto;

•	A record of any identified violation of the Statement, and of any action taken as a result of the violation;

•	A record of all written acknowledgements of receipt of the Statement and amendments thereto from each individual who is currently, or within the past five years was, subject to the Statement;

•	Holdings and transactions reports made hereunder, including any brokerage confirmation and account statements made in lieu of such reports;

•	A list of the names of individuals who are currently, or within the past five years were, Access Persons;

•	A list of the names of individuals who are currently, or within the past five years were, Investment Persons;

•

A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in Limited Offerings and Initial Public Offerings (if not prohibited) for at least five years after the end of the fiscal year in which approval was granted; and

•	A record of any decision that grants an individual subject to the Statement a waiver from or exception to any of its provisions.

2. Rule 17j-1 Records. The Fund and MSA, as investment adviser to the Fund, shall also maintain:

•	A record of persons responsible for reviewing Access Persons’ reports currently or during the past five years; and

•	A copy of reports provided to the Fund’s board of directors pursuant to Rules 17j-1 and 38a-1 of the 1940 Act.

3. Retention Period. Copies of the Statement (and any amendments thereto) must be kept for five years after the last date it was in effect. Copies of receipt acknowledgements of the Statement must be kept for five years after the date the signers cease being subject to the Statement. Lists of Access Persons and

Investment Persons must be kept for five years, even if some of the individuals listed are no longer classified as such. Each other record shall be maintained for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record. All records shall be preserved in an easily accessible place and for the first two years shall be kept in an appropriate office of the Company designated by the CCO.

H. Confidentiality

All procedures, reports and records monitored, prepared or maintained pursuant to the Statement shall be considered confidential and proprietary, and shall be maintained and protected accordingly.

I. Filing of Forms and Reports

Except as required by law, any form or report required by a Company to be signed and in writing may be submitted by e-mail or other electronic form approved by the CCO.

J. Use

The Statement is solely for internal use by the Companies and neither the Statement or any forms, reports or other records created hereunder (i) constitute an admission, by or on behalf of any individual or any Company or its affiliates, as to any fact, circumstance or legal conclusion; (ii) evidence, describe or define any relationship of control between or among any persons; (iii) form the basis for describing or defining any conduct by an individual or Company or its affiliates that should result in such person being liable to any other person, except insofar as conduct in violation of the Statement is sufficient cause for any sanction hereunder up to and including termination of employment or any other association with a Company or its affiliates.

Appendix A

American Century Mutual Funds, Inc.

American Century-Mason Street Small Cap Growth Fund

American Century-Mason Street Mid Cap Growth Fund

American Century Investment Trust

American Century-Mason Street High Yield Bond Fund

American Century-Mason Street Select Bond Fund

Wisconsin 529 Plan

The Wisconsin 529 Plan includes the American Century – Mason Street Small Cap Growth Fund and should be reported.

Northwestern Mutual Series Fund, Inc.

Small Cap Growth Stock Portfolio

T. Rowe Price Small Cap Value Portfolio

Mid Cap Growth Stock Portfolio

International Growth Portfolio

Franklin Templeton International Equity Portfolio

MFS® Research International Core Portfolio

MFS® Emerging Markets Equity Portfolio

AllianceBernstein Mid Cap Value Portfolio

American Century Large Company Value Portfolio

Index 400 Stock Portfolio

Janus Capital Appreciation Portfolio

Growth Stock Portfolio

Large Cap Core Stock Portfolio

Capital Guardian Domestic Equity Portfolio

T. Rowe Price Equity Income Portfolio

Index 500 Stock Portfolio

Index 600 Stock Portfolio

Asset Allocation Portfolio

Balanced Portfolio

High Yield Bond Portfolio

Select Bond Portfolio

Short-Term Bond Portfolio

PIMCO Long-Term U.S. Government Bond Portfolio

American Century Inflation Protection Portfolio

PIMCO Multi-Sector Bond Portfolio

Money Market Portfolio

Fidelity VIP Mid Cap Portfolio

Fidelity® VIP Mid Cap Portfolio

Fidelity® VIP Contrafund® Portfolio

Neuberger Berman Advisers Management Trust

Socially Responsive Portfolio

Russell Investment Funds (RIF Funds)

Fund	CUSIP#

Russell Investment Funds:

Multi-Style Equity	782491104
Aggressive Equity	782491203
Non-US	782491302
Real Estate Securities	782491609
Core Bond	782491401

Russell Investment Funds – LifePoints® Variable Target Portfolio Series:

LifePoints® Moderate Strategy Fund
LifePoints® Balanced Strategy Fund
LifePoints® Growth Strategy Fund
LifePoints® Equity Growth Strategy Fund

Frank Russell Investment Company (RIC Funds)

Fund	CUSIP#	NASDAQ Code

Russell Funds:

Diversified Equity	782493803	RDESX
Real Estate Securities	782493761	RRESX
Special Growth	782493886	RSPSX
Equity Income (Closed 10/24/03)	782493878	REQSX
Diversified Bond	782493860	RDBSX
International Securities	782493845	RISSX
Multistrategy Bond	782493753	RMSSX
Tax Exempt Bond	782493837	RLVSX
Quantitative Equity	782493795	RQESX
Short Duration Bond	782493506	RFBSX
Emerging Markets	782493746	REMSX
Tax-Managed Large Cap	782493720	RETSX
Tax-Managed Mid & Small Cap	782478507	RTSCX
Select Value	782478762	RSVSX

Select Growth	782478812	RSGSX
Global Equity	782478119	RGESX

Other Funds

Russell Multi-Mgr Principal Protected	782478697	RMPAX

LifePoints® Funds

Aggressive Strategy	782493597	RALDX
Balanced Strategy	782493589	RBLDX
Moderate Strategy	782493571	RMLDX
Conservative Strategy	782493563	RCLDX
Equity Aggressive Strategy	782493555	RELDX
2010 Strategy	782478580	RJLDX
2020 Strategy	782478556	RLLDX
2030 Strategy	782478523	RRLDX
2040 Strategy	782478481	RXLDX

Institutional Funds

Equity I	782493100	REASX
Equity II	782493209	REBSX
Equity III (Closed 10/24/03)	782493308	RECSX
Fixed Income I	782493407	RFASX
International	782493605	RINSX
Fixed Income III	782493738	RFCSX
Equity Q	782493811	REDSX

Money Market Funds

Money Market	782493704	RMMXX
U.S. Govt. Money Market	782493829	RGVXX
Tax Free Money Market	782493779	RTSXX

Other Fund of Funds

Tax Managed Global Equity	782478705	RTGCX

CEBFT

FRTC FUNDS

Fund	CUSIP

Russell Equity I Fund	352995963
Russell Equity II Fund	35299F912
Russell Small Cap Fund	35299E931
Russell Small Cap II Fund	35299Y945
Russell 1000® Fund	352998959
Russell 1000® Index Fund Series I	352998926
Russell Tactical Asset Allocation Fund	352999999
Russell Value Fund (Closed 9/30/02)	352999965
Russell Growth Fund	352997944

Russell Fixed Income I Fund	35299G993
Russell Fixed Income II Fund	352997985
Russell All International Markets Fund	35299A970
Russell International Fund	352998991
Russell Emerging Markets Fund	352994917
Russell Investment Contract Fund	35299D990
Russell Capital Contract Fund	35299B945
Russell Aggressive Balanced Fund	352999924
Russell Balanced Income Fund	35299B978
Russell Domestic Conservative Balanced Fund	35299B911
Russell Domestic Diversified Fund (Closed 01/12/04)	35299B937
Russell Domestic Moderate Balanced Fund	35299C950
Russell Global Aggressive Balanced Fund	35299C927
Russell Global Equity Fund	35299F953
Russell Global Balanced Fund	35299D925
Russell Securities Lending Short-Term Investment Fund	861998912
Russell Short-Term Investment Fund	3529909N7
Russell Real Estate Equity Fund	35299D958
Russell Real Estate Securities Fund	35299S922
Russell Multi-Manager Bond Fund	64499W954
Russell Quantitative Bond Fund	94499W962
Russell Large Cap Equity Index Fund	352998918
Russell Large Cap Equity Index Fund Series I	35299E964
Russell Large Cap Structured Equity Fund	79099S922
Russell Developing Managers Fund	35299Z983
Russell Concentrated Equity Fund	77999G915
Russell Long Duration Fixed Income Fund	782797914
Russell Long Duration Fixed Income Fund	782797914
Russell US Value Fund	35399D981

Russell Group of Funds

Russell Group of Funds:

Russell Canadian Equity Fund

Russell Canadian Fixed Income Fund

Russell US Equity Fund

Russell Overseas Equity Fund

Russell Global Equity Fund

LifePoints Funds:

LifePoints Long Term Growth Portfolio (formerly LifePoints Opportunity Fund)

LifePoints Balanced Growth Portfolio (formerly LifePoints Progress Fund)

LifePoints Balanced Income Portfolio (formerly LifePoints Achievement Fund)

LifePoints Global Equity Fund (formerly Russell Global Equity Fund) (Closed 11/29/02)

LifePoints All Equity Portfolio

LifePoints All Equity RSP Portfolio

FRTC

Common Trust Funds

Fund	CUSIP

Russell Common Trust Large Cap Structured Equity Fund	79399Q931
Russell Common Trust Small Cap Equity Fund	79399Q972
Russell Common Trust Value Equity Fund	79399Q964
Russell Common Trust Growth Equity Fund	79399Q915
Russell Common Trust Short-Term Bond Fund	79399R939
Russell Common Trust Core Bond Fund	79399Q956
Russell Common Trust International Equity Fund	79399Q949
Russell Common Trust Real Estate Securities Fund	79399Q980
Russell Common Trust Real Estate Equity Fund	79399V914

Frank Russell Australian Funds

Sector Funds:

Russell Australian Shares Fund

Russell Australian Shares Aggressive Fund Class A

Russell International Shares Fund Class A

Russell International Shares Fund- AU$ Hedged Class A

Russell Australian Bond Fund Class A

Russell Inflation Linked Bond Fund

Russell International Bond Fund- AU$ Hedged Class A

Russell Australian Property Securities Fund

Russell International Property Securities Fund – A$ Hedged

Russell Australian Cash Fund

Russell Australian Cash Enhanced Fund – Class B

Russell World Shares Fund

Russell World Bond Fund

Russell International Shares Index Fund – AU$ Hedged

Russell International Property Securities Fund – A$ Hedged

Russell International Shares Aggressive Fund

Russell New Zealand Shares Fund

Russell New Zealand Bond Fund

Russell International Shares Fund – $NZ Hedged

Russell Alternative Strategies Fund – A Hedged

Medapiri Unit Trust Domestic Equity (private equity)

Medapiri Unit Trust International Equity (private equity)

Diversified Funds:

Russell Conservative Fund

Russell High Growth Fund

Russell Balanced Fund

Russell Growth Fund

Russell Diversified 50 Fund

Foundation Funds:

Foundation II Portfolio

Foundation IV Portfolio

Foundation VI Portfolio

Ventura Funds:

Ventura Wholesale Capital Stable Fund

Ventura Wholesale Diversified 50 Fund

Ventura Wholesale Growth 70 Fund

Ventura Wholesale Australian Shares Fund

Ventura Wholesale International Shares Fund

Ventura Retail Capital Stable Fund

Ventura Retail Diversified 50 Fund

Ventura Retail Growth 70 Fund

Ventura Australian Opportunities Fund (wholesale)

Ventura Retail Australian Shares Fund

Ventura Retail International Shares Fund

Pooled Superannuation Trust

Sector Options:

Russell Australian Shares Unit PST

Russell International Shares Unit PST

Russell International Shares Unit AU$ Hedged PST

Russell Australian Property Securities Unit PST

Russell Australian Bond Unit PST

Russell International Bond Unit AU$ Hedged Unit PST

Russell Inflation Linked Bond Unit PST

Russell Australian Cash Unit PST

Russell Australian Direct Property Portfolio Unit PST

Russell Australian Shares Aggressive Unit PST

Russell International Shares Aggressive Unit PST

Russell International Property Securities Unit – $A Hedged PST

Russell Emerging Market Unit PST

Russell Alternative Strategies Unit PST

Diversified Options:

Russell Conservative Unit PST

Russell Diversified 50 Unit PST

Russell Balanced Unit PST

Russell Growth Fund PST

Russell High Growth Unit PST

Index Options:

Russell Balanced Index Unit PST

Russell Conservative Index Unit PST

Russell Balanced Blended Unit PST

Russell Australian Shares Index Unit PST

Russell International Shares Index Unit PST

LifePoints Options:

Russell LifePoints 2010 Unit

Russell LifePoints 2020 Unit

Russell LifePoints 2030 Unit

Russell LifePoints 2040 Unit

Russell Single Manager Balanced Unit

Notion Funds:

Bluescope option A

Bluescope option B

Bluescope option C

Bluescope option D

Onesteel PST option C

Onesteel Div 6 option C

BHP Billiton option A

BHP Billiton option B

BHP Billiton option C

BHP Billiton option D

BHP Billiton option E

Frank Russell Dublin Based Funds

Frank Russell Investment Company Plc:

Emerging Markets Equity Fund

Global Bond Fund

Japan Equity Fund

Pacific Basin Equity Fund

U.S. Bond Fund

U.S. Small Cap Equity Fund

U.S. Equity Fund Ireland

Continental European Equity Fund

U.K. Equity Fund

Sterling Bond Fund

Sterling Corporate Bond Fund

U.K. Index Linked Fund

UK Long Dated Gilt Fund

US Aggressive Equity Fund

Frank Russell Investment Company II Plc:

Pan European Equity Fund

Global Bond (Euro Hedged) Fund

Euro Fixed Income Fund

U.K. Quant Fund

U.S. Value

U.S Growth

U.S. Quant Fund

World Equity Fund

European Small Cap Equity

Global High Yield

The UK Equity Plus Fund

Frank Russell Investment Company III Plc:

U.S. Dollar Cash Fund

U.S. Dollar Cash Plus Fund

The Euro Cash Fund

Sterling Cash Fund

Russell Active Currency Fund (Currency Fund III)

Multi-Style, Multi-Manager Funds Plc:

European Fixed Income Fund

European Small Cap Equity Fund

Global High Yield Fund

Global Bond Fund

Pan European Equity Fund

US Equity Fund

Japan Equity Fund

Pacific Basin (ex-Japan) Equity Fund

US Small Cap Equity Fund

Global Bond (Euro Hedged) Fund

Emerging Markets Equity Fund

Eurozone Aggressive Equity Fund

Global Real Estate Securities

Cayman Trusts: (changed from Frank Russell Asset Mgmt I & II; Frank Russell Investment Company LLC)

FR I US Equity Fund LP

FR II US Quant Fund LP

FR US Equity Small Cap (PKA)

Russell Currency II Fund

RIL US Small / Microcap Equity Fund

Russell Common Contractual Fund

FR Multi-Manager Plc:

Growth Fund

Balanced Fund

Cautious Fund

Global Equity Fund (ex UK)

Global Equity Fund

Global 20 Multi-Manager Fund

Global 35 Multi-Manager Fund

Global 50 Multi-Manager Fund

Global 70 Multi-Manager Fund

Global 90 Multi-Manager Fund

Frank Russell Institutional Funds Plc:

Hedged Global Bond Fund (Closed)

U.K. Balanced Fund

Growth Fund

Growth and Income Fund

Global Equity Fund

Frank Russell Qualifying Investor Fund Plc:

The Balanced Fund (Closed)

The Cautious Plus Fund (Closed)

The Conservative Plus Fund (Closed)

Frank Russell Alternative Investments Fund Plc:

Alternative Strategies Fund

Frank Russell Alternative Strategies Fund N1 (was Frank Russell Alternative Strategies Fund Plc)

N1. (was Frank Russell Alternative Strategies Fund)

Frank Russell Alternative Strategies Fund J1 Feeder:

Frank Russell Alternative Strategies Fund II Plc:

Alternative Strategies Fund II

Russell Alternative Strategies Fund II J2 Feeder:

Russell Alpha Fund Plc:

The Alpha Fund

Russell Alpha Fund N Feeder:

Russell Alpha Fund N Feeder (only for Qualified Institutional Investors) (the “Trust”)

FRIC-OMAM

US Growth Equity Fund

US Value Equity Fund

US Core Equity Fund

EAFE Concentrated Equity Fund

EAFE Equity Fund

US Core Bond Fund

Global Equity Fund

Global (ex US) Bond Fund

Global Bond Fund

Global Money Market Fund

Emerging Markets Equity Fund

Frank Russell Trusts:

Frank Russell Multi Strategy Global Bond Fund

Currency Fund

Frank Russell Unit Trust:

The International Bond Fund

CdN – Etoile Multi Gestion Europe Fund:

CdN – Etoile Multi Gestion Europe Fund

CDN – Etoile Multi Gestion US Equity

CDN – Etoile Multi Gestion Global Bond Fund

Integritas Multi Manager Investment Fund Plc:

Continental European Equity Fund

Japan Equity Fund

Emerging Markets Equity Fund

Pacific Basin Equity

Sterling Bond Fund

Euro Fixed Income

European Fixed Interest

Global Bond Fund

Sterling Corporate Bond Fund

US Bond Fund

U.K Index Linked Fund

U.S Small Cap Equity Fund

Global Equity Fund

The World Equity Fund

Integritas Multi Manager Fund Plc:

The UK Equity Fund

US Equity Fund

Robeco Capital Growth Fund (was Robeco Multi-Manager Asia Pacific Fund):

Robeco Asia Pacific Fund (was Robeco Far East Capital Growth Fund)

Scottish Widows Multi-Manager Funds:

UK Equity Income Fund

UK Equity Focus Fund

UK Equity Growth Fund

International Equity Fund

PKN US Joint Equity Investment Trust

PKN US Joint Equity Investment Trust (Closed)

Sovereign Investment Program

Sovereign Pools:

Canadian Equity Pool

US Equity Pool

Overseas Equity Pool

Global Equity RSP Pool

Emerging Markets Equity Pool

Canadian Fixed Income Pool

Money Market Pool

Diversified Monthly Income Portfolio

Frank Russell Japan Funds

Russell Investments Japan Co., Ltd. (formerly Frank Russell Investment (Japan) Ltd.):

Mother Fund:

Russell Japan Equity Mother Fund

Russell International Equity Mother Fund

Russell Global Bond Mother Fund

Russell International Bond Mother Fund

Russell Japan Bond Mother Fund

Russell Japan Equity Small Cap Mother Fund

Russell Japan Developing Managers and Products Mother Fund

Baby Fund:

Russell Japan Equity Fund I

Russell International Equity Fund I

Russell Global Bond Fund I

Russell Japan Bond Fund I

Russell International Bond Fund I A

Russell International Bond Fund I B

Russell Japan Equity Multi Manager Fund

Russell International Equity Multi Manager Fund

Institutional Baby Fund:

Russell Japan Equity Fund I-1 (Closed 04/22/02)

Russell Japan Equity Fund I-2

Russell International Equity Fund I-1

Russell International Equity Fund I-2

Russell International Equity Fund I-3 (Closed 06/27/02)

Russell International Equity Fund I-4 A

Russell International Equity Fund I-4 B

Russell International Bond Fund I-1

Russell Japan Bond Fund I-1

Russell Japan Bond Fund I-2

Russell Japan Bond Fund II

Russell Japan Equity Fund II

Russell International Equity Fund II

Russell International Bond Fund I-2

Russell International Bond Fund II A

Russell International Bond Fund II B

Russell Japan Bond Fund III

Russell International Bond Fund III A

Russell International Bond Fund III B

Russell Japan Equity Fund I-3

Russell Japan Equity Small Cap Fund I-1

Russell Japan Equity Small Cap Fund I-2

Russell Japan Equity Small Cap Fund I-3

Russell Japan Equity Fund I-4

Russell Japan Developing Managers and Products Fund I-1